UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2006

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore		018989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition

On January 31, 2006, Flextronics International Ltd. (the “Company”) issued a press release announcing its results for the third fiscal quarter ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this report.

The press release includes non-GAAP operating results. Non-GAAP operating results are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP operating results should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. The Company has provided a reconciliation of non-GAAP operating results to GAAP operating results in the schedules to the attached press release.

Management uses non-GAAP operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company’s operating results and facilitate period-to-period comparisons. Non-GAAP operating results exclude after-tax intangibles amortization, restructuring and other charges. In addition, because the Company has historically reported non-GAAP operating results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.

Item 9.01.	Financial Statements and Exhibits

Exhibit

99.1	Press Release, dated January 31, 2006, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: January 31, 2006	By:	/s/ Thomas J. Smach
Thomas J. Smach
Chief Financial Officer